UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

PACIFIC VENTURES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000- 54584	75-2100622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 West 9th Street, Suite 316
Los Angeles, CA 90015
(Address of principal executive offices) (Zip Code)

(310) 392-5606
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 11, 2017, Pacific Venture Group, Inc.'s (the "Company") board of directors (the "Board of Directors") approved and authorized for the Company to file the Fourth Amended and Restated Certificate of Incorporation (the "Certificate") with the Secretary of State of the State of Delaware, which sets forth the Company's authorized capital stock and the terms and rights thereof, including the rights, preferences, powers, qualifications, limitations and restrictions of Series E Preferred Stock (as defined below), as more fully described below, and which the stockholders of the Company previously approved by written consent in accordance the General Corporation Law of the State of Delaware (the "Delaware SoS"). The Certificate was filed and became effective on November 13, 2017.  The Certificate was filed to amend the Company's Restated and Amended Certificate of Incorporation, filed with the Delaware SoS on October 22, 2012.

The Certificate confirms that the aggregate number of shares of capital stock which the Company has the authority to issue is 110,000,000 shares, consisting of 100,000,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), and 10,000,000 shares of the Company's preferred stock, $0.001 par value per share (the "Preferred Stock").

The Company may issue shares of Preferred Stock from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by the Board of Directors and will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors.  The Board of Directors will have the power to increase or decrease the number of shares of Preferred Stock of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be decreased, the shares constituting such decrease will resume the status of authorized but unissued shares of Preferred Stock.

In October 2006, the Board of Directors authorized and stockholders of the Company approved by written consent the designation of a class of Series E Preferred Stock (the "Series E Preferred Stock").  On March 20, 2012, the Corporation filed a Certificate of Designation with the Delaware SoS designating the Series E Preferred Stock.  Each share of Series E Preferred Stock entitles the holder thereof to a 10-to-1 voting preference over a share of Common Stock.  Accordingly, for every share of Series E Preferred Stock held, the holder shall receive voting rights equal to 10 shares of Common Stock.  The Series E Preferred Stock is not convertible into any other class of stock of the Company and has no preferences to dividends or liquidation rights.  As of the date of this Current Report on Form 8-K (this "Current Report"), there are 1,000,000 shares of Series E Preferred Stock issued and outstanding.

While the Company does not currently have any plans for the issuance of any other classes of Preferred Stock, the issuance of such Preferred Stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock.  It is not possible to state the actual effect of the issuance of any other shares of Preferred Stock on the rights of holders of the Common Stock until and unless the Board of Directors determines the specific rights of the holders of the Preferred Stock; however, these effects may include: restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock, or delaying or preventing a change in control of the Company without further action by the stockholders.

The foregoing description of the Certificate does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information in Item 5.03 above regarding the approval of the Certificate by written consent of the Company's stockholders is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1*	Fourth Amended and Restated Certificate of Incorporation of the Company.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC VENTURES GROUP, INC.

/s/ Shannon Masjedi
Name: Shannon Masjedi
Dated: November 17, 2017	Title: President, Chief Executive Officer and Interim Chief Financial Officer